UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934
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OXFORD INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE AND PROXY STATEMENT

OXFORD INDUSTRIES, INC.
222 Piedmont Avenue, N.E.
Atlanta, Georgia 30308

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on October 10, 2005

TIME:	3:00 p.m., local time on Monday, October 10, 2005

PLACE:	Oxford Industries, Inc. 222 Piedmont Avenue, N.E. Atlanta, Georgia 30308

ITEMS OF BUSINESS:	(1) To elect three directors;
(2) To ratify the appointment of Ernst & Young LLP, independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending June 2, 2006; and
(3) To transact any other business that properly comes before the meeting or any adjournment of the annual meeting.

WHO MAY VOTE:	You may vote if you were a holder of record of Common Stock on August 22, 2005.

DATE OF NOTICE:	September 6, 2005

DATE OF MAILING:	This notice and the proxy statement are first being mailed to shareholders on or about September 6, 2005.
      EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE MEETING AND, IF YOU ATTEND THE MEETING, YOU MAY ELECT TO VOTE IN PERSON.

PROXY STATEMENT
ABOUT THE MEETING
ELECTION OF DIRECTORS (Item 1)
COMMON STOCK OWNERSHIP BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
REPORT ON EXECUTIVE COMPENSATION
OTHER MATTERS
ADDITIONAL INFORMATION

OXFORD INDUSTRIES, INC.
222 Piedmont Avenue, N.E.
Atlanta, Georgia 30308

PROXY STATEMENT

For Annual Meeting of Shareholders
To Be Held on October 10, 2005
ABOUT THE MEETING

What is a proxy?
      It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated three of our officers as proxies for our 2005 Annual Meeting of Shareholders. These three officers are J. Hicks Lanier, Thomas Caldecot Chubb III and Sheridan B. Johnson.

Who is furnishing this proxy statement?
      This proxy statement is being furnished to our shareholders by our Board of Directors in connection with the solicitation of proxies by the Board. The proxies will be used at our annual meeting of shareholders to be held on October 10, 2005. This proxy statement and the accompanying proxy will be first mailed to shareholders on or about September 6, 2005.

What am I voting on?
      You will be voting on each of the following:

1. To elect three directors;

2. To ratify the appointment of Ernst & Young LLP, independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending June 2, 2006; and

3. To transact any other business that properly comes before the meeting or any adjournment of the annual meeting.
      As of the date of this proxy statement, the Board of Directors knows of no other matter that will be brought before the annual meeting.
      You may not cumulate your votes for any matter being voted on at the annual meeting, and you are not entitled to appraisal or dissenter’s rights.

Who may vote?
      You may vote if you own shares of our Common Stock as of the close of business on August 22, 2005, the record date for the annual meeting of shareholders. As of August 22, 2005, there were 17,043,862 shares of our Common Stock outstanding.

How do I vote?
      You may vote using one of the following methods:

•	By completing, signing and returning the enclosed proxy; or

•	By attending the annual meeting and voting in person.
      If you hold your shares in the name of a bank or broker, the availability of telephone and Internet voting depends on their voting processes. Please follow the directions on your proxy card carefully.

May I vote at the annual meeting?
      You may vote your shares at the annual meeting if you attend in person. Even if you plan to be present at the annual meeting, we encourage you to vote your shares by proxy. You may vote your proxy by mail.

What if my shares are registered in more than one person’s name?
      If you own shares that are registered in the name of more than one person, each person must sign the enclosed proxy. If the proxy is signed by an attorney, executor, administrator, trustee, guardian or by any other person in a representative capacity, the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of appointment.

What does it mean if I receive more than one proxy?
      It means you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is SunTrust Bank, Atlanta, Mail Code 258, P.O. Box 4625, Atlanta, Georgia 30302, and may be reached at 1-800-568-3476.

What if I return my proxy but do not provide voting instructions?
      If you sign and return your proxy but do not include voting instructions, your proxy will be voted:

•	FOR the election of the nominee directors named in this proxy statement;

•	FOR the ratification of the appointment of Ernst & Young LLP, independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending June 2, 2006.
      A properly executed card marked “Abstain” with respect to any proposal will not be voted.

May I change my mind after I vote?
      You may change your vote at any time before the polls close at the annual meeting. You may do this by using one of the following methods:

•	Giving written notice to the Secretary of our Company.

•	Delivering a later-dated proxy.

•	Voting in person at the annual meeting.

How many votes am I entitled to?
      You are entitled to one vote for each share of our Common Stock that you own.

How many votes must be present to hold the annual meeting?
      In order for us to conduct the annual meeting, the holders of a majority of the votes of the Common Stock outstanding as of August 22, 2005 must be present at the annual meeting. This is referred to as a quorum. Your shares will be counted as present at the annual meeting if you do one of the following:

•	Return a properly executed proxy (even if you do not provide voting instructions); or

•	Attend the annual meeting and vote in person.

How many votes are needed to elect directors?
      To elect the Class I directors, the “FOR” votes cast at the annual meeting must exceed the “AGAINST” votes cast at the annual meeting. If you do not vote in person or sign and return a proxy, your shares will not be counted as “FOR” votes or “AGAINST” votes at the annual meeting.

How many votes are needed to ratify the appointment of Ernst & Young LLP, independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending June 2, 2006?
      To ratify the appointment of Ernst & Young LLP, independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending June 2, 2006, the “FOR” votes cast at the annual meeting must exceed the “AGAINST” votes cast at the annual meeting. If you do not vote in person or sign and return a proxy, your shares will not be counted as “FOR” votes or “AGAINST” votes at the annual meeting.

How many votes are needed for other matters?
      To approve any other matter that properly comes before the annual meeting, the “FOR” votes cast in favor of the matter must exceed the “AGAINST” votes cast against the matter. The Board knows of no other matters that will be brought before the annual meeting. If other matters are properly introduced, the persons named in the enclosed proxy as the proxy holders will vote on such matters in their discretion.

Will my shares be voted if I do not provide my proxy?
      Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms have the authority under rules of the New York Stock Exchange (which we refer to as the “NYSE”) to vote customers’ unvoted shares on “routine” matters, which includes the election of directors and the ratification of the appointment of independent auditors. Accordingly, if a brokerage firm votes your shares on these matters in accordance with these rules, your shares will count as present at the annual meeting for purposes of establishing a quorum and will count as “FOR” votes or “AGAINST” votes, as the case may be, with respect to all “routine” matters voted on at the annual meeting. If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will count as present at the annual meeting for quorum purposes, but will not count as “FOR” votes or “AGAINST” votes on any matter voted on at the annual meeting. These are referred to as broker non-votes.
ELECTION OF DIRECTORS
(Item 1)
     Board of Directors
      Our Board of Directors currently has eleven members. However, the Board recently amended our Bylaws to reduce the number of members of the Board to ten effective October 10, 2005. This change will reflect the retirement of Mr. Knowlton J. O’Reilly from the Board on that date. Mr. O’Reilly is retiring from the Board because he has attained age 65, which is the retirement age for most employee directors (see the table below). Mr. O’Reilly will continue to serve as Group Vice President of the Company following his retirement from the Board.
      The directors are divided into three classes that are as nearly equal in size as possible. To maintain a nearly-equal class size following Mr. O’Reilly’s retirement from the Board, the Board nominated Mr. Robert E. Shaw for election as a Class I director at the 2005 Annual Meeting of Shareholders, removing him from the group of Class II directors whose terms will expire at the 2006 Annual Meeting of Shareholders. Directors in each class are elected to staggered three-year terms. A director holds office until the annual meeting of shareholders held in the year during which the director’s term ends or until a successor is elected and qualified.
      The Board has nominated Cecil D. Conlee, J. Reese Lanier, Sr. and Robert E. Shaw for election as Class I directors to hold office until 2008. If a nominee becomes unable to serve as a director, a proxy may, in the discretion of the person(s) named in the proxy, be voted for a substitute nominee or may not be voted at all. Each nominee has consented to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.
      Directors must retire when they reach the applicable age set forth in the table below. However, a director may continue to serve until the end of the term of service during which he or she attains retirement age.

Type of Director	Age

Employee directors (other than our Chief Executive Officer)	65
Our Chief Executive Officer (if she or he is a director)	72
Non-employee directors not actively employed by a company in which such director does not beneficially own a controlling interest	72
Non-employee directors actively employed by a company in which such director does not beneficially own a controlling interest	75
      Our Board may amend our Bylaws to change the size of the board and may fill any vacancies created by an increase in the size of the Board.
      We do not believe that any of the nominees for director will be unwilling or unable to serve as director. However, if at the time of the annual meeting any of the nominees should be unwilling or unable to serve, proxies will be voted as recommended by the Board to do one of the following:

•	to elect substitute nominees recommended by the Board;

•	to allow the vacancy created to remain open until filled by the Board; or

•	to reduce the number of directors for the ensuing year.

Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.
Nominees for Election — Class I Directors — Terms Expire in 2008

Name	Age	Director Since	Positions Held

J. Reese Lanier, Sr.*	62	1974	Mr. Lanier is self-employed in farming and related businesses and has had this occupation for more than five years.
Cecil D. Conlee	69	1985	Mr. Conlee is Chairman of CGR Advisors, a real estate advisory company, and has held this position since 1990. He is also a director of Central Parking Corporation. Mr. Conlee serves on the Audit Committees of Central Parking Corporation and Vanderbilt University. He is Chairman of the Compensation Committee of Central Parking Corporation.
Robert E. Shaw	74	1991	Mr. Shaw is Chairman of the Board and Chief Executive Officer of Shaw Industries, Inc., a manufacturer and seller of carpeting to retailers and distributors, and has held those positions since 1995 and 1990, respectively.
Continuing Class II Directors — Terms Expire in 2006

Name	Age	Director Since	Positions Held

J. Hicks Lanier*	65	1969	Mr. Lanier has been Chairman and Chief Executive Officer of the Company since 1981. Mr. Lanier also served as President of the Company from 1977 until 2003. He serves as a director of SunTrust Banks, Inc., Crawford & Company and Genuine Parts Company. He serves on the Audit Committee of SunTrust Bank and Crawford & Company. He also serves on the Compensation Committee of Genuine Parts Company and Crawford & Company.
Thomas C. Gallagher	57	1991	Mr. Gallagher is Chairman, Chief Executive Officer and President of Genuine Parts Company, a distributor of automotive replacement parts, industrial products, office supplies and electrical and electronic parts. He was appointed Chief Executive Officer in 2004 and President in 1990. He is also a director of STI Classic Funds and STI Classic Variable Trust. He is a member of the Audit Committee of STI Classic Funds.
Clarence H. Smith	54	2003	Mr. Smith is President and Chief Executive Officer of Haverty Furniture Companies, Inc., a home furnishings retailer, and has held this position since January 2003. He served as President and Chief Operating Officer of Haverty Furniture Companies, Inc. from 2002 to 2003, Chief Operating Officer from 2000 to 2002, and Senior Vice President, General Manager — Stores from 1996 to 2000. He is also a director of Haverty Furniture Companies, Inc.

Continuing Class III Directors — Terms Expire in 2007

Name	Age	Director Since	Positions Held

E. Jenner Wood III	54	1995	Mr. Wood became Chairman, President and Chief Executive Officer of Sun Trust Bank, Central Group, in March 2001. Mr. Wood served as Executive Vice President of SunTrust Banks, Inc. from 1994 until 2001. SunTrust Banks, Inc. is a financial holding company that through its flagship subsidiary, SunTrust Bank, offers deposit, credit and trust and investment services. Mr. Wood is a director of Crawford & Company and serves on its Compensation Committee. He is also a director of Georgia Power Company and serves on its Audit Committee.
Helen B. Weeks	51	1998	Ms. Weeks founded Ballard Designs, Inc., a home furnishing catalog business, in 1983 and served as Chief Executive Officer until she retired in 2002.
S. Anthony Margolis	63	2003	Mr. Margolis has been a Group Vice President of the Company and Chief Executive Officer of Tommy Bahama Group, Inc. (formerly known as Viewpoint International, Inc.) since 2003. Prior to joining the Company, Mr. Margolis had been the Chief Executive Officer and President of Viewpoint International, Inc. since 1992.
James A. Rubright	58	2004	Mr. Rubright has served as Chief Executive Officer of Rock-Tenn Company, a manufacturer of paperboard, paperboard packaging and merchandising displays for sale primarily to non-durable goods producers, since October 1999 and Chairman of its Board of Directors since January 2000. Mr. Rubright is a director of AGL Resources Inc., an energy company, and serves on its Compensation Committee. He is also a director of Avondale Incorporated, a textile manufacturing company, and serves on its Audit Committee.

*	J. Hicks Lanier and J. Reese Lanier, Sr. are first cousins. J. Reese Lanier, Jr., an executive officer of the Company, is the son of J. Reese Lanier, Sr.
Corporate Governance
      Director Independence. The Board has determined that the following directors are independent: Cecil D. Conlee, James A. Rubright, Robert E. Shaw, Clarence H. Smith, Helen B. Weeks and E. Jenner Wood III. In determining director independence, the Board broadly considers all relevant facts and circumstances when making a determination of independence, including the corporate governance listing standards of the NYSE. The Board considers the issue not merely from the standpoint of a director, but also from that of persons or organizations with which the director has an affiliation. An independent director is free of any relationship with our Company or our management that impairs the director’s ability to make independent judgments. The Board has determined that each of these directors has no material relationship with our Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our Company). Mr. E. Jenner Wood III has certain relationships with our Company that are described elsewhere in this proxy statement under the heading “Certain Transactions.” The Board has determined that this relationship is not material for purposes of determining Mr. Wood’s independence in accordance with the NYSE corporate governance listing standards.
      Corporate Governance Guidelines. We have posted our Corporate Governance Guidelines on our Internet website at www.oxfordinc.com.
      Director Self-Evaluation. Our Corporate Governance Guidelines provide that our Board will conduct an annual self-evaluation of the Board and its Committees. The Corporate Governance Guidelines provide that the Nominating, Compensation and Governance Committee is responsible for overseeing the self-evaluation process.
      Meetings of Non-Employee Directors. Pursuant to our Corporate Governance Guidelines, our non-employee directors periodically meet separately from the other directors. Our non-employee directors include directors who are independent, as defined in the NYSE corporate governance listing standards, and any other directors who are not officers of our Company even though they may have another relationship to our Company or our management that prevents them from being considered independent under the NYSE standards.
      Presiding Independent Director. Robert E. Shaw is the presiding independent director, in accordance with our Corporate Governance Guidelines.
      Submission of Candidates by Shareholders. Shareholders may recommend candidates for consideration by the Nominating, Compensation and Governance Committee by submitting a written recommendation to the Secretary of the Company. The recommendation must be sent by certified or registered mail and received by the time specified in the Company’s Proxy Statement as the deadline for submitting shareholder proposals for consideration at the Company’s Annual Meeting. In addition to the information required below, the shareholder must provide his or her own name, number of shares owned and the date the shares were purchased. Any recommendation received by the Secretary will be promptly forwarded to the Chairman of the Nominating, Compensation and Governance Committee.
      Regardless of the source of the recommendation, the Nominating, Compensation and Governance Committee must be provided the following information for new candidates being recommended:

(1) the name, age, business address and residence address of the candidate;

(2) the candidate’s resume, which must describe, among other things, the candidate’s principal occupation or employment history, other directorships held, material outside commitments and the names of all other business entities of which the candidate owns a 10% beneficial interest;

(3) a statement from the candidate describing the reasons for seeking election to the Board of Directors;

(4) the number of shares of the Company’s stock that are beneficially owned by the candidate;

(5) the candidate’s consent to stand for election if nominated by the Board and to serve if elected by the shareowners; and

(6) any other information that may assist the Committee in evaluating the candidate or that the Committee may request.
      In addition to candidates submitted by shareholders, the Committee will also consider candidates recommended by directors, management, third party search firms, or any other valid or reliable source.

The Committee strives to identify and recruit the best-qualified candidates that are available. The Committee will compile a complete list of candidates recommended from any valid source and evaluate each candidate. Each candidate will be evaluated in the context of the current composition of the Board, the current needs of the Board and the long-term interests of the shareholders. After evaluating each candidate, the Committee will vote on which candidates will be recommended to the full Board.

Meetings of the Board of Directors
      The Board met seven times during our fiscal year that ended on June 3, 2005 (“fiscal 2005”). Each of the directors other than Robert E. Shaw attended at least 75% of all meetings of the Board and Committees on which they served in fiscal 2005. While the Company has not adopted a formal policy regarding attendance by members of the Board at the Annual Meeting of Shareholders, each of the directors attended the Company’s 2004 Annual Meeting of Shareholders.

Committees of the Board of Directors
      The Board has an Executive Committee, an Audit Committee and a Nominating, Compensation and Governance Committee.
      Executive Committee. Messrs. J. Hicks Lanier, Knowlton J. O’Reilly and Robert E. Shaw are the members of the Executive Committee. Mr. J. Hicks Lanier is chairman of the Committee.
      The Executive Committee is authorized to exercise the authority of the full board in managing the business and affairs of our Company. However, the Executive Committee does not have certain powers, including the following:

(1) to fill vacancies on the Board;

(2) to adopt, amend or repeal our Bylaws; or

(3) to approve or propose to shareholders action that Georgia law requires to be approved by shareholders.
      The Executive Committee met once in fiscal 2005.
      Audit Committee. Cecil D. Conlee, James A. Rubright and Clarence H. Smith are the members of the Audit Committee. Mr. Conlee is chairman of the Committee. We have posted the Committee’s charter on our Internet website at www.oxfordinc.com. The Board has determined that Mr. Conlee is an “Audit Committee financial expert” as that term is defined in Item 401(h)(1) of Regulation S-K under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), and the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”). The Board has also determined that all members of the Committee are independent and are financially literate. See “Board of Directors — Corporate Governance — Director Independence” above.
      The Board established the Audit Committee (in accordance with Rule 10A-3 of the Exchange Act) to assist the Board in fulfilling its responsibilities with respect to the oversight of the following:

(1) the integrity of our financial statements, reporting processes and systems of internal controls;

(2) our compliance with applicable laws and regulations;

(3) the qualifications and independence of our independent auditors; and

(4) the performance of our internal audit department and our independent auditors.
      The principal duties and responsibilities of the Audit Committee are set forth in its charter. The Audit Committee may exercise additional authority prescribed from time to time by the Board.
      The Audit Committee met five times in fiscal 2005, including meetings to review each of the quarterly earnings releases.
      Nominating, Compensation and Governance Committee. Cecil D. Conlee, Robert E. Shaw and Helen B. Weeks are the members of the Nominating, Compensation and Governance Committee. Mr. Shaw is chairman of the Committee. We have posted the Committee’s charter on our Internet website at www.oxfordinc.com. The Board has determined that all members of the Committee are independent. See “Board of Directors — Corporate Governance — Director Independence” above.
      The purpose of the Nominating, Compensation and Governance Committee is to:

(1) assist our Board in fulfilling its responsibilities with respect to compensation of our executive officers;

(2) establish criteria for the selection of new directors to serve on the Board;

(3) recommend candidates for all directorships to be filled;

(4) identify individuals qualified to serve as members of our Board;

(5) review and recommend Committee appointments;

(6) consider questions of independence and possible conflicts of interest of members of the Board and our executive officers;

(7) take a leadership role in shaping our corporate governance;

(8) develop and recommend to the Board for adoption our Corporate Governance Guidelines;

(9) lead the Board in the Board’s annual review of its own performance; and

(10) perform other functions that it deems necessary or appropriate.
      The Nominating, Compensation and Governance Committee also has the following responsibilities related to determining the compensation of executive officers:

(1) administer our stock option and restricted stock plans;

(2) administer our Executive Performance Incentive Plan;

(3) review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer (“CEO”);

(4) evaluate the CEO’s performance in light of those goals and objectives;

(5) determine the compensation of the CEO based upon this evaluation;

(6) review and approve the compensation of our executive officers;

(7) make recommendations to the Board regarding non-chief executive officer compensation, incentive-compensation plans and equity-based plans; and

(8) annually prepare a report on Executive Compensation for inclusion in our proxy statement.
      In determining the long-term incentive component of the CEO’s compensation, the Committee considers our performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, the awards given to the CEO in past years and such other factors as the Committee deems relevant.
      The Nominating, Compensation and Governance Committee met twice during fiscal 2005.

Compensation of Directors
      For fiscal 2005, a non-employee director who served as Chairman of the Audit Committee or the Nominating, Compensation and Governance Committee received an annual retainer of $30,000. All other non-employee directors received an annual retainer of $24,000. Each non-employee director is required to receive at least one-half of his or her annual retainer in the form of restricted stock of the Company and may elect to receive the remainder of the annual retainer in cash or in restricted stock of the Company. Each non-employee director receives a $1,250 meeting fee for each Board and Committee meeting attended. Directors are reimbursed for their out-of-pocket expenses in attending meetings. Directors who are employees of the Company do not receive an annual retainer or meeting fees.
COMMON STOCK OWNERSHIP BY MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS
      The table below sets forth certain information, as of August 22, 2005 (except as noted), regarding the beneficial ownership of shares of our Common Stock by:

•	owners of 5% or more of our Common Stock;

•	our directors;

•	our named executive officers, as defined in “Executive Compensation — Summary Compensation Table”; and

•	our directors and executive officers as a group.
      Except as set forth below, the shareholders named below have sole voting and investment power with respect to all shares of our Common Stock shown as being beneficially owned by them. Under the rules of the Securities and Exchange Commission (the “SEC”), a person “beneficially owns” securities which that person has the right to purchase within 60 days. Under these rules, more than one person may be deemed to beneficially own the same securities, and a person may be deemed to beneficially own securities in which he or she has no financial interest. Unless otherwise indicated, the address for each shareholder on this table is c/o Oxford Industries, Inc., 222 Piedmont Avenue, N.E., Atlanta, Georgia 30308.

	Beneficial Ownership of
	Common Stock

	Number of		Percent of
Name	Shares		Class(1)

Apex Capital, LLC	1,264,000	(a)	7.35%
Buckingham Capital Management Incorporated	1,104,200	(b)	6.42%
Columbia Wanger Asset Management, L.P.	1,675,800	(c)	9.75%
SunTrust Banks, Inc.	947,728	(d)	5.51%
Systematic Financial Management, L.P.	910,227	(e)	5.29%
Thomas C. Chubb III	25,903	(f)	*
Cecil D. Conlee	7,224		*
Thomas C. Gallagher	4,289		*
J. Hicks Lanier	1,673,799	(g)	9.74%
J. Reese Lanier, Sr.	600,160	(h)	3.49%
S. Anthony Margolis	36,555	(i)	*
Knowlton J. O’Reilly	23,312	(j)	*
James A. Rubright	434		*
Michael J. Setola	12,500	(k)	*
Robert E. Shaw	2,724		*
Clarence H. Smith	689		*
Helen B. Weeks	289		*
E. Jenner Wood III	1,289		*
All directors and executive officers as a group (18 persons)	2,450,300	(l)	14.26%

*	Less than 1%

(1)	Based on an aggregate of 17,187,132 shares of our Common Stock, which represents 17,043,862 shares of our Common Stock issued and outstanding as of August 22, 2005 plus 143,270 shares of our Common Stock (which represents the number of shares of Common Stock issuable upon exercise of outstanding stock options that are or will become exercisable on or prior to October 22, 2005 for the individuals in this table).

(a)	The shares shown as beneficially owned by Apex Capital, LLC (“Apex”) include (i) 1,250,000 shares with respect to which Apex and Sanford J. Colen have shared voting power and shared investment power and (ii) 14,000 shares held of record by Mr. Colen of which he has sole voting power and sole investment power. Their address is 25 Orinda Way, Suite 300, Orinda, CA 94563. This information was as of December 31, 2004 and was obtained from a Schedule 13G/ A filed as of February 14, 2005.

(b)	The shares reported are held by Buckingham Capital Management Incorporated, which has sole voting and investment power with respect to all shares reported. Its address is 750 Third Avenue, Sixth Floor, New York, NY 10017. This information was as of June 30, 2005 and was obtained from a Schedule 13G filed as of August 12, 2005.

(c)	The shares reported are held by Columbia Wanger Asset Management, L.P. and its general partner for their clients in various fiduciary and agency capacities. One client, Columbia Acorn Trust, an investment company, has shared voting and investment power over 1,030,200 of the reported shares. Columbia

Wanger Asset Management, L.P. has shared voting and investment power over all of the reported shares. The address for each of the parties is 227 West Monroe Street, Suite 3000, Chicago, IL 60606. This information was as of December 31, 2004 and was obtained from a Schedule 13G/ A filed as of February 11, 2005.

(d)	The shares reported are held by SunTrust Banks, Inc. and its subsidiaries in various fiduciary and agency capacities and include (i) 686,556 shares with respect to which they have sole voting power, (ii) 51,000 shares with respect to which they have shared voting power, (iii) 592,113 shares with respect to which they have sole investment power and (iv) 355,614 shares with respect to which they have shared investment power. SunTrust disclaims beneficial interest in any of the shares reported. The address is 303 Peachtree Street, Suite 1500, Atlanta, GA 30308. This information was as of December 31, 2004 and was obtained from a Schedule 13G filed as of February 16, 2005.

(e)	The shares reported are held Systematic Financial Management, L.P. and include (i) 590,227 shares with respect to which it has sole voting power and (ii) 910,227 shares with respect to which it has sole investment power. Its address is 300 Frank W. Burr Blvd., Glenpointe East, 7th Floor, Teaneck, NJ 07666. This information was as of December 31, 2004 and was obtained from a Schedule 13G filed as of February 14, 2005.

(f)	Of this amount, Mr. Chubb has sole voting and investment power with respect to 5,233 shares, and 20,670 shares representing exercisable options.

(g)	Of this amount, Mr. Lanier has sole voting and investment power with respect to 452,066 shares, sole voting and investment power with respect to 554,677 shares held by a charitable foundation of which Mr. Lanier is a trustee, sole voting and investment power with respect to 587,856 shares held by various trusts, and 79,200 shares of exercisable options.

(h)	Of this amount, Mr. Lanier has sole voting and investment power with respect to 526,378 shares, and sole voting and investment power with respect to 73,182 shares held by trust.

(i)	Of this amount, Mr. Margolis has sole voting and investment power with respect to 27,463 shares, and sole voting and investment power with respect to 9,092 shares held by trust.

(j)	Of this amount, Mr. O’Reilly has sole voting and investment power with respect to 12,712 shares, and 10,600 shares representing exercisable options.

(k)	Of this amount, Mr. Setola has sole voting and investment power with respect to 4,500 shares, and 8,000 shares representing exercisable options.

(l)	Of this amount, the executive officers not listed by name have sole voting and investment power with respect to 61,133 shares, sole voting and investment power with respect to 18,666 shares held by trust, and 24,800 shares representing exercisable options.

EXECUTIVE OFFICERS
Identification of Executive Officers
      The executive officers of our Company are as follows as of August 22, 2005:

Name	Age	Position Held

J. Hicks Lanier	65	Chairman and Chief Executive Officer
Michael J. Setola	47	President
Thomas C. Chubb III	41	Executive Vice President
S. Anthony Margolis	63	Group Vice President
Knowlton J. O’Reilly	65	Group Vice President
John A. Baumgartner	62	Senior Vice President
K. Scott Grassmyer	44	Senior Vice President and Controller
J. Reese Lanier, Jr.	40	Senior Vice President and Treasurer
Christine B. Cole	56	Vice President
Anne M. Shoemaker	46	Vice President
      All of our executive officers are elected by and serve at the discretion of either the Board or the Chairman of the Board.
      Mr. J. Hicks Lanier has been Chairman and Chief Executive Officer of the Company since 1981. Mr. Lanier also served as President of the Company from 1977 until 2003. He is also a director of SunTrust Banks, Inc., Crawford & Company and Genuine Parts Company.
      Mr. Michael J. Setola has served as President since 2003. Prior to joining the Company, Mr. Setola had been the Chairman and Chief Executive Officer of Salant Corporation since 1998. Salant Corporation filed a petition for relief under Chapter 11 of the Bankruptcy Code in 1998, and was reorganized in 1999.
      Mr. Thomas C. Chubb III was appointed as Executive Vice President in 2004. From 1999 to 2004, he served as Vice President, General Counsel and Secretary.
      Mr. S. Anthony Margolis has been a Group Vice President of the Company and Chief Executive Officer of Tommy Bahama Group, Inc. (formerly known as Viewpoint International, Inc.) since 2003. Prior to joining the Company, Mr. Margolis had been the Chief Executive Officer and President of Viewpoint International, Inc. since 1992.
      Mr. Knowlton J. O’Reilly has served as Group Vice President since 1978.
      Mr. John A. Baumgartner was appointed as Senior Vice President in 2004. From 1992 to 2004, he served as Vice President.
      Mr. K. Scott Grassmyer was appointed as Senior Vice President in 2004 and remains Controller. From 2003 to 2004, he served as Vice President and Controller. From 2002 to 2003, he served as Controller. Prior to joining the Company, he served as Senior Vice President and Chief Financial Officer of Duck Head Apparel Company, Inc., an apparel manufacturer, since 1997.
      Mr. J. Reese Lanier, Jr. was appointed as Senior Vice President in 2004 and remains Treasurer. From 2003 to 2004, he served as Vice President and Treasurer. From 2000 to 2003, he served as Treasurer.

      Ms. Christine B. Cole was appointed as Vice President in 2004. Prior to joining the Company, Ms. Cole had been the Vice President of Reed Business Information, Inc., a provider of information and communications for a diverse range of business sectors, since 1999.
      Ms. Anne M. Shoemaker was appointed as Vice President in 2004. From 1995 to 2004, she served as Director of Credit and Internal Audit.
Ethical Conduct Policy for Senior Financial Officers
      Our Board of Directors has adopted a code of ethical conduct for our senior financial officers, including, among others, our principal executive officer (our CEO), our principal financial officer (our Executive Vice President), and our principal accounting officer (our Controller). These individuals are expected to adhere at all times to this code of ethical conduct. We have posted this code of ethical conduct on our Internet website at www.oxfordinc.com.
      Failure to comply with this code of ethical conduct is a serious offense and will result in appropriate disciplinary action. Our Board and our Audit Committee each has the authority to independently approve, in their sole discretion, any such disciplinary action as well as any amendment to and any material departure from a provision of this code of ethical conduct. We will disclose on our Internet website at www.oxfordinc.com, to the extent and in the manner permitted by Item 5.05 of Form 8-K under Section 13 of the Exchange Act, the nature of any amendment to this code of ethical conduct (other than technical, administrative, or other non-substantive amendments), our approval of any material departure from a provision of this code of ethical conduct, and our failure to take action within a reasonable period of time regarding any material departure from a provision of this code of ethical conduct that has been made known to any of the executive officers noted above.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The table below shows the compensation earned during fiscal 2005, 2004, and 2003 by our CEO and our four other most highly compensated executive officers who were serving at the end of fiscal 2005. These individuals are called the “named executive officers.”
Summary Compensation Table

					Long-Term
					Compensation Awards

			Annual Compensation			Securities
					Restricted	Underlying
			Salary	Bonus	Stock	Options	All Other
Name and Principal Position	Year		($)(1)	($)	($)(2)	(# shares)(3)	Compensation($)(4)

J. Hicks Lanier	2005		738,461	1,000,000	253,155	None	71,072
Chairman of the Board and	2004		581,154	709,734	None	13,000	54,563
Chief Executive Officer	2003		505,052	736,950	None	10,000	57,861
Michael J. Setola	2005		770,584	500,000	216,990	None	12,969
President	2004	(5)	382,846	350,000	None	None	None
	2003		N/A	N/A	N/A	N/A	N/A
Thomas Caldecot Chubb III	2005		358,071	250,000	144,660	None	8,153
Executive Vice President	2004	(6)	N/A	N/A	N/A	N/A	N/A
	2003		N/A	N/A	N/A	N/A	N/A
S. Anthony Margolis	2005		1,130,981	673,381	None	None	9,984
Group Vice President	2004		1,035,697	741,942	None	None	12,000
	2003		N/A	N/A	N/A	N/A	N/A
Knowlton J. O’Reilly	2005		478,986	125,000	108,495	None	19,624
Group Vice President	2004		470,770	180,000	None	13,000	9,507
	2003		450,480	300,000	None	10,000	6,744

(1)	Salary includes additional compensation paid under the executive savings program, which was discontinued as of December 31, 2004, in the amount of (i) $31,738 for Mr. Setola, (ii) $9,929 for Mr. Chubb and (iii) $18,265 for Mr. O’Reilly. Salary also includes for Mr. Chubb compensation of $2,046 attributable to certain contributions under the Employee Stock Purchase Plan.
(2)	Certain executives were awarded the opportunity to earn shares of restricted stock based on the performance of the Company during the second half of fiscal 2005 (see the “Report on Executive Compensation” below for additional information on these awards). Following the end of fiscal 2005, the Nominating, Compensation and Governance Committee determined that the named executive officers had earned shares of restricted stock as follows for the performance period ending June 3, 2005: (i) 5,250 shares for Mr. Lanier, (ii) 4,500 shares for Mr. Setola, (iii) 3,000 shares for Mr. Chubb and (iv) 2,250 shares for Mr. O’Reilly. The restricted stock was issued on August 15, 2005. The dollar value of the restricted stock disclosed above is based on the number of shares awarded multiplied by $48.22, which was the closing value of the Company’s common stock on August 15, 2005 as reported by the NYSE. The shares of restricted stock will become fully vested and nonforfeitable on June 3, 2008. Recipients are entitled to cash dividends paid on the shares of restricted stock during the restricted period.

(3)	Adjusted to reflect our two-for-one stock split on December 1, 2003.
(4)	All other compensation includes the following items in the amounts set forth beside each executive officer’s name in the table set forth below for fiscal 2005.

				Matching Non-Qualified
	Excess Group Life	Executive Medical	Matching 401(k)	Deferred Compensation
Executive Officer	Insurance($)	Plan($)	Contributions($)	Contributions($)

J. Hicks Lanier	8,176	14,242	5,538	43,116
Michael J. Setola	None	10,061	2,908	None
Thomas C. Chubb III	335	1,834	5,984	None
S. Anthony Margolis	1,584	None	8,400	None
Knowlton J. O’Reilly	11,161	4,909	3,554	None

(5)	Mr. Setola’s 2004 compensation was prorated for 28 weeks in fiscal 2004.
(6)	Mr. Chubb was first appointed as an executive officer in fiscal 2005.
Aggregated Options Table
      The Company did not make any new stock option grants to the named executive officers in fiscal 2005. The table below shows information with respect to options exercised during fiscal 2005 and options held at the end of fiscal 2005 by each named executive officer. All options are options to purchase our Common Stock.
Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

			Number of Shares
			Underlying Unexercised	Value(1) of Unexercised
	Shares		Options at	In-the-Money Options at
	Acquired	Value	Fiscal Year-End(#)	Fiscal Year-End($)
Name	on Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable

J. Hicks Lanier	0	0	68,600/24,400	1,879,538/584,898
Michael J. Setola	0	0	8,000/32,000	73,160/292,640
Thomas C. Chubb III	0	0	14,470/19,000	382,582/412,680
S. Anthony Margolis	0	0	0/0	0/0
Knowlton J. O’Reilly	14,600	347,336	0/24,400	0/584,898

(1)	These amounts reflect the difference between:

•	the fair market value of the shares of our Common Stock underlying the options held by each officer based on an average of the “high” and “low” sale price per share of our Common Stock of $41.295 on June 3, 2005 as reported on the NYSE, and

•	the aggregate exercise price of such options.

Nominating, Compensation and Governance Committee Interlocks and Insider Participation
      Ms. Helen B. Weeks and Messrs. Cecil D. Conlee and Robert E. Shaw served on the Nominating, Compensation and Governance Committee of the Board during fiscal 2005. None of them are current or former officers or employees of our company or any subsidiary or have any other direct or indirect relationship with our company or any other entity that could reasonably be expected to influence their actions as members of the Nominating, Compensation and Governance Committee.
CERTAIN TRANSACTIONS
Certain Relationships and Related Transactions
      SunTrust Banks, Inc. and its subsidiaries (“SunTrust”) are principal shareholders of the Company (see “Common Stock Ownership by Management and Certain Beneficial Owners” above). Mr. J. Hicks Lanier is on the Board of Directors of SunTrust and its Audit Committee. Mr. E. Jenner Wood III was Chairman, President and Chief Executive Officer of SunTrust Bank, Central Group, at the end of fiscal 2005.
      In fiscal 2004, we established a $275 million syndicated credit facility under which subsidiaries of SunTrust served as agent and lender. In fiscal 2005, the credit facility was amended and restated to $280 million. As of June 3, 2005, we had direct borrowings of $90.1 million and $113 million in letters of credit outstanding under the credit facility. In fiscal 2005, the services provided and interest and fees paid to SunTrust in connection with such services are set forth below.

Service	Fees and Interest

Agent for credit facility	$2,998,591
Cash management, trust and other services	$151,089
      Our aggregate payments to SunTrust and its subsidiaries for these services, together with all of the other services described above in this section, did not exceed 1% of our gross revenues during fiscal 2005 or 1% of SunTrust Banks’ gross revenues during its fiscal year ended December 31, 2004.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee, which operates under a written charter adopted by our Board of Directors, is composed of independent directors and oversees, on behalf of the Board of Directors, our Company’s financial reporting process and system of internal control over financial reporting. We have posted the Audit Committee’s charter on our Internet website at www.oxfordinc.com. Our management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements to be included in the annual report on Form 10-K for the fiscal year ended June 3, 2005 (“fiscal 2005”) with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
      The Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards 61 (Communication with Audit Committees)) and applicable law.
      In addition, the independent auditors provided to the Audit Committee the written disclosures and the letter regarding its independence from management and our Company as required by Independence Standards

Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed this information with the independent auditors. The Audit Committee discussed with our Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our Company’s internal controls, and the overall quality of our Company’s financial reporting. The Audit Committee also considered whether the independent auditors’ provision of other non-audit services to our Company is compatible with the auditors’ independence. The Audit Committee held five meetings during fiscal 2005.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the board approved) that the audited financial statements be included in the annual report on Form 10-K for fiscal 2005 for filing with the SEC.
Respectfully Submitted,
Cecil D. Conlee, Chairman
James A. Rubright
Clarence H. Smith
The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
INDEPENDENT AUDITORS

Fees
      The following table summarizes certain fees that we paid to Ernst & Young LLP for professional services rendered for fiscal 2005 and fiscal 2004:

Fee Category	Fiscal 2005 Fees($)	Fiscal 2004 Fees($)

Audit fees	1,391,000	644,000
Audit-related fees	72,000	None
Tax fees	63,000	28,000
All other fees	None	None

Total fees	1,526,000	672,000
      Audit Fees. Audit fees are fees for the audit of our annual and quarterly financial statements and for services normally provided in connection with statutory and regulatory filings. The audit fees for fiscal 2005 include fees related to the audit of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.
      Audit-Related Fees. Audit-related fees are fees for audit-related services such as services related to potential business acquisitions and dispositions, the audit of employee benefit plan financial statements, assistance with implementation of recently adopted rules and regulations and compliance with rules and regulations applicable to accounting and internal control matters.

      Tax Fees. Tax fees are fees for tax compliance, planning and advisory services.
Auditor Independence
      The Audit Committee considered the effects that the provision of the services described above under the subheadings “Audit-Related Fees” and “Tax Fees” may have on the auditor’s independence and has determined that such independence has been maintained.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
      The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Unless a service to be provided by the independent auditors has received general pre-approval under the policy, it requires specific pre-approval by the Audit Committee or the Chair of the Audit Committee before the commencement of the service.
      Specific pre-approval is required for significant recurring annual engagements such as engagements for the required annual audit and quarterly reviews (including the audit of internal control over financial reporting), and statutory or employee benefit plan audits.
      Under the policy, general pre-approval is provided for:

•	audit services associated with a change in the scope of the annual audit engagement and additional audit procedures arising out of the Company’s adoption of (1) new accounting pronouncements or (2) business transactions, regulatory matters, or unanticipated matters arising in the conduct of the audit;

•	work associated with registration statements under the Securities Act of 1933 (for example, comfort letters or consents);

•	statutory audits, employee benefit plan audits or other financial audit work for non-U.S. subsidiaries that is not required for the audits under the Securities Exchange Act of 1934;

•	due-diligence work for potential acquisitions or disposals;

•	attest services not required by statute or regulation;

•	advice and consultation as to proposed or newly adopted accounting and auditing standards and interpretations;

•	assistance and consultation as to questions from the Company and access to the Ernst & Young internet-based accounting and reporting resources;

•	assistance to the Company with understanding its internal control review and reporting obligations;

•	review of information systems security and controls;

•	tax compliance, tax planning and related tax services, excluding any tax service prohibited by regulatory or other oversight authorities; and

•	international tax planning, including foreign tax credit and cash repatriation planning.
      Any individual engagement with an estimated cost of more than $75,000 must be specifically pre-approved before the commencement of the engagement by the Audit Committee or by the Chair of the Audit Committee, even if the service in question has received general pre-approval. In addition, further Audit

Committee pre-approval is required if the aggregate fees for such engagements would exceed $200,000. At each Audit Committee meeting, the entire Audit Committee reviews services performed since the prior meeting pursuant to the general pre-approvals granted under the policy, as well as services pre-approved by the Chair. The nature and dollar value of services performed under the general pre-approval guidelines are reviewed with the Audit Committee on at least an annual basis.
REPORT ON EXECUTIVE COMPENSATION
      The Nominating, Compensation and Governance Committee of the Board has three members, each of whom is an independent, non-employee director. The Committee administers our stock-based compensation plans. The Committee also determines the compensation of our Chief Executive Officer and approves the compensation of the other executive officers. The Committee met twice in the fiscal year ended June 3, 2005 (“fiscal 2005”).

Compensation Policy
      Our Company’s compensation policy is to pay for performance. Compensation practices for all executives, including the executive officers, are designed to encourage and reward the achievement of our Company’s objectives. The achievement of these objectives should enhance shareholder value.

Executive Compensation Program
      Our Executive Compensation program currently consists of three elements. Those elements are base salary, short-term incentive compensation and long-term incentive compensation. These elements comprise virtually all of the compensation of our executives.
      Base Salary. Each position in our Company is assigned a job grade based on the responsibilities of the position. For each job grade, a salary range is determined based on compensation surveys. An individual’s salary is determined by the person’s job grade and individual performance. Our executive officers approve the salary of each executive in the executive officer’s business unit or department. The Chief Executive Officer approves the salaries of all other executive officers, and the Committee approves the salary of the Chief Executive Officer and ratifies the salaries of all other executive officers.
      Short-term Incentive Compensation. Each executive officer participates in the Company’s Executive Performance Incentive Plan (EPIP). The EPIP is designed to encourage the achievement of our Company’s objectives by rewarding executives when these objectives are met or exceeded. For fiscal 2005, a target bonus level was established for each executive officer eligible to participate in the EPIP. In addition, a “threshold” return on net assets (“RONA”), a “target” RONA and a “maximum” RONA was established for each business unit and our Company as a whole.
      The threshold RONA must be met before any bonus is earned. If a business unit’s RONA for the fiscal year equals or exceeds the threshold RONA, and if other requirements of the bonus plan are met, eligible participants will earn a bonus. The bonus amount increases as the business unit’s RONA increases above the threshold RONA, up to the maximum RONA. If the threshold RONA is met or exceeded, the bonus for the business unit may be adjusted upward or downward to reflect the business unit’s sales increase or decrease.

Each RONA level may be adjusted by up to plus or minus 25% for the applicable business unit’s sales increase or decrease from the prior year. Finally, if the threshold RONA is met or exceeded, an individual may receive an additional bonus amount based on his or her individual accomplishments. This individual performance element cannot exceed one hundred percent of the individual’s earned bonus.
      Mr. Lanier, with the approval of the Committee, determines the bonus targets and individual performance bonuses for each of the named executive officers. The bonus paid to each of the named executive officers other than Mr. O’Reilly and Mr. Margolis is based on our Company’s overall RONA. The bonus paid to Mr. O’Reilly is based on the RONA for the Womenswear Group. The bonus paid to Mr. Margolis is based on the Tommy Bahama Group’s achievement of certain performance-based goals under the agreements related to our acquisition of the Tommy Bahama Group.
      Long-term Incentive Compensation. Prior to fiscal 2005, the Company’s long-term incentive compensation program generally consisted of annual grants of nonqualified stock options. For the second half of fiscal 2005 (following shareholder approval of the Company’s Long-Term Stock Incentive Plan at the 2004 Annual Meeting of Shareholders), the Committee implemented a new long-term incentive compensation program under that Plan. The Committee believes that this program will more closely align the interests of the Company’s executives with its shareholders, as well as assist in the attraction and retention of key executives.
      The new long-term incentive compensation program is based on the issuance of “performance share awards.” These performance share awards provide recipients with the ability to earn shares of restricted stock based on the Company’s attainment of specified performance objectives during the performance period. The performance period for the initial grant of performance share awards (the “2005 Performance Share Awards”) was November 27, 2004 through June 3, 2005. Each recipient was assigned a maximum number of shares of restricted stock that could be earned under the award, generally based on the recipient’s level of responsibility within the Company. Performance share awards are forfeited if the recipient’s employment with the Company terminates for any reason before the end of the performance period, unless otherwise approved in writing by the Committee.
      Following the end of the performance period, the Committee determined the number of restricted shares earned by each recipient based on the performance actually attained by the Company. Restricted shares earned under the performance share awards become vested three years after the end of the performance period. The recipient forfeits the restricted shares if his or her employment with the Company terminates for any reason during the vesting period, unless otherwise approved in writing by the Committee. During the vesting period, the recipient is entitled to all voting rights and to all dividends paid in cash with respect to the restricted shares. Neither the performance share award nor the shares of restricted stock earned under the award are transferable in circumstances other than the death of the recipient.
      Following the end of fiscal 2005, the Committee determined that, based on the Company’s performance during the performance period, each of the performance share award recipients had earned the maximum number of shares of restricted stock available under the recipient’s award. The Committee also approved the grant of new performance share awards (the “2006 Performance Share Awards”) for which the performance period is the 2006 fiscal year (June 4, 2005 through June 2, 2006).
     Compensation of the Chief Executive Officer
      In reviewing Mr. Lanier’s base salary, the Committee took into account our Company’s excellent financial performance relative to the results of other publicly-traded apparel companies. The Committee determined that this performance was noteworthy given the continuously challenging retail environment and increasingly adverse economic conditions that prevailed during fiscal 2005. The Committee reviewed the strategic actions taken by Mr. Lanier to improve the future profitability and growth prospects of our Company. In particular, the Committee noted Mr. Lanier’s continued leadership of the Company’s successful integration of the Tommy Bahama Group into our Company, as well as the successful negotiation and completion of the Ben Sherman acquisition and related bank financing.
      The Committee also noted that Mr. Lanier’s base salary was low in comparison to other chief executive officers in the apparel industry. Based on those determinations, the Committee increased Mr. Lanier’s annual base salary from $750,000 to $775,000 effective August 1, 2005. (The Committee notes that Mr. Lanier participates in some Company-provided benefit programs that increase his compensation as reported in the Executive Compensation Table.)
      For fiscal 2005, Mr. Lanier’s target bonus amount under our Performance Bonus Program was $550,000. Based on our Company’s results for fiscal 2005, Mr. Lanier’s earned bonus was $608,300. In addition to his earned bonus, Mr. Lanier was eligible to receive an individual performance bonus of up to 100% of his earned bonus. In determining the amount of this individual performance bonus, the Committee considered the factors described above with respect to base salary, as well as the individual performance bonuses being given to the other executive officers of our Company. Based on these considerations, the Committee awarded Mr. Lanier an individual performance bonus of $391,700, for a total bonus of $1,000,000 for fiscal 2005.
      The Committee left Mr. Lanier’s target bonus level for fiscal 2006 under the Executive Performance Incentive Plan unchanged at $550,000. The Committee will continue to have the discretion to award Mr. Lanier an individual performance bonus of up to 100% of his earned bonus.
     Code Section 162(m) Implications for Executive Compensation
      It is the responsibility of the Committee to address the issues raised by Section 162(m) of the Internal Revenue Code of 1986. This Section limits our Company’s annual deduction to $1,000,000 for compensation paid to its chief executive officer and to the next four most highly compensated executives of our Company. Certain compensation that qualifies as performance-based or that meets other requirements under the Code may be exempt from the Code Section 162(m) limit. Our shareholders ratified the Oxford Industries, Inc. Executive Performance Incentive Plan so that a portion of the bonuses paid under that Plan may be treated as performance-based compensation not subject to the limits of Code Section 162(m). The Committee will continue to monitor the impact of Code Section 162(m) and reserves the right to award compensation in excess of the limits as it deems necessary or appropriate.

     Conclusion
      The Nominating, Compensation and Governance Committee believes that our Company’s Executive Compensation program is competitive and provides the appropriate mix of incentives to achieve the goals of our Company. The achievement of these goals should enhance the profitability of our Company and provide sustainable value to our shareholders.
Respectfully submitted,
Robert E. Shaw, Chairman
Cecil D. Conlee
Helen B. Weeks
The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK PRICE PERFORMANCE GRAPH
      The graph below reflects cumulative total shareholder return (assuming the reinvestment of dividends) on our Common Stock compared to the cumulative total return for a period of five years beginning June 2, 2000 and ending June 3, 2005 of:

•	the S&P SmallCap 600 Index and

•	the S&P 500 Apparel, Accessories and Luxury Goods.
      The performance graph assumes an initial investment of $100 and reinvestment of dividends.

Company/ Index	6/2/00	6/1/01	5/31/02	5/30/03	5/28/04	6/3/05

Oxford Industries, Inc.	$100	$140.73	$183.22	$280.91	$514.17	$590.68
S&P SmallCap 600 Index	$100	$108.92	$118.06	$105.21	$138.33	$161.49
S&P 500 Apparel, Accessories & Luxury Goods	$100	$133.25	$147.25	$115.59	$139.18	$173.04
The foregoing stock performance graph should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires that our officers and directors, and persons who beneficially own more than 10% of our Common Stock, file with the Securities and Exchange Commission certain reports, and to furnish copies thereof to us, with respect to each such person’s beneficial ownership of our equity securities. To the Company’s knowledge, based solely upon a review of the copies of such reports furnished to us and certain representations made by such persons, all such persons complied with the applicable reporting requirements during fiscal 2005, except that the statements of changes in beneficial ownership on Form 4 required to be filed by the following individuals were filed late: (1) for S. Anthony Margolis, a Form 4 reporting the acquisition of shares of our Common Stock pursuant to an earnout agreement was filed on September 16, 2004; (2) for S. Anthony Margolis, a Form 4 reporting the sale of shares of our Common Stock was filed on November 5, 2004; and (3) for L. Wayne Brantley, a Form 4 reporting the sale of shares of our Common Stock was filed on November 5, 2004.
APPOINTMENT OF AUDITORS
(Item 2)
      The Board of Directors has selected Ernst & Young LLP, independent registered public accounting firm, as auditors for the current year. Ernst & Young LLP have served as auditors for the Company since May 2002. The Board of Directors considers such accountants to be well qualified and recommends that the shareholders vote to ratify their appointment. Shareholder ratification of the appointment of auditors is not required by law; however, the Board of Directors considers the solicitation of shareholder ratification to be in the Company’s and shareholders’ best interests.
      In view of the difficulty and expense involved in changing auditors on short notice, should the shareholders not ratify the selection of Ernst & Young LLP, it is contemplated that the appointment of Ernst & Young LLP for the fiscal year ending June 2, 2006 will be permitted to stand unless the Board of Directors finds other compelling reasons for making a change. Disapproval by the shareholders will be considered a recommendation that the Board select other auditors for the following year. A representative of Ernst & Young LLP is expected to attend the annual meeting. The representative will be given the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to questions from shareholders.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.
OTHER MATTERS
      The Board of Directors knows of no other matters that will be brought before the annual meeting. If other matters are introduced, the persons named in the enclosed proxy as the proxy holders will vote on such matters in their discretion.
ADDITIONAL INFORMATION
     Annual Report on Form 10-K
      We will provide without charge, at the written request of any shareholder of record as of August 22, 2005, a copy of our Annual Report on Form 10-K, including the financial statements, as filed with the SEC, excluding exhibits. We will provide copies of the exhibits if they are requested by eligible shareholders. We may impose a reasonable fee for providing the exhibits. Requests for copies of our Annual Report on Form 10-K should be mailed to: Oxford Industries, Inc., 222 Piedmont Avenue, N.E., Atlanta, GA 30308, Attention: Investor Relations.

     Shareholder Proposals and Communications to the Board of Directors

Q.	How do I submit a shareholder proposal?
      We must receive proposals of shareholders intended to be presented at the 2006 Annual Meeting of shareholders on or before May 9, 2006, in order for the proposals to be eligible for inclusion in our proxy statement and proxy relating to that meeting. These proposals should be sent to the Secretary by fax to (404) 653-1545 or by mail to the Office of the Secretary, 222 Piedmont Ave., N.E., Atlanta, Georgia 30308. Each shareholder proposal must comply with Rule 14a-8 under the Exchange Act to be acceptable to us.

Q.	How can a shareholder communicate with the Company’s outside directors?
      Mail can be addressed to Directors in care of the Office of the Secretary, Oxford Industries, Inc., 222 Piedmont Ave., N.E., Atlanta, Georgia 30308. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to the Directors at the next scheduled Board meeting. Mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Nominating, Compensation and Governance Committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.
     Expenses of Solicitation
      We will bear the cost of solicitation of proxies by the Board of Directors in connection with the annual meeting. We will reimburse brokers, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our Common Stock held in their names. Our employees may solicit proxies by mail, telephone, facsimile, electronic mail and personal interview. We do not presently intend to pay compensation to any individual or firm for the solicitation of proxies. If management should deem it necessary and appropriate, however, we may retain the services of an outside individual or firm to assist in the solicitation of proxies.

By Order of the Board of Directors

Sheridan B. Johnson
Secretary
      Our annual report to shareholders for fiscal 2005, which includes audited financial statements, accompanies this proxy statement. The annual report does not form any part of the material for the solicitation of proxies.

OXFORD INDUSTRIES, INC.
PROXY — ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 10, 2005
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
        The undersigned appoints J. HICKS LANIER, THOMAS C. CHUBB III and SHERIDAN B. JOHNSON, and each of them, proxies, with full power of substitution, for and in the name of the undersigned, to vote all shares of the common stock of Oxford Industries, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Monday, October 10, 2005, at 3:00 p.m., local time, at the principal offices of Oxford Industries, Inc., 222 Piedmont Avenue, N.E., Atlanta, Georgia 30308, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said persons are directed to vote as follows, and otherwise in their discretion upon any other business. If no direction is made, this proxy will be voted “FOR” all of the Board of Directors’ nominees and proposals.

1.	Proposal to elect the nominees listed below. If a nominee becomes unable to serve, the proxy will be voted for a substitute nominee or will not be voted in the discretion of said persons appointed above.

☐ FOR all nominees listed below (except as marked to the contrary*)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below
Nominees: Cecil D. Conlee, J. Reese Lanier, Sr. and Robert E. Shaw
*INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

2.	Proposal to ratify the appointment of Ernst & Young LLP, independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending June 2, 2006.
☐ FOR          ☐ AGAINST          ☐ ABSTAIN

        Please sign and date below and return this proxy immediately in the enclosed envelope, whether or not you plan to attend the annual meeting.

Signature

Signature if held jointly

Dated:	, 2005

IMPORTANT: Please date this proxy and sign exactly as your name or names appear. If shares are jointly owned, both owners should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a corporation, please sign in full corporate name by President or other authorized officer. If signing as a partnership, please sign in partnership name by authorized person.